Exhibit 3(ii)

PRINCIPAL UNDERWRITER’S AND SELLING AGREEMENT

IT IS HEREBY AGREED by and between METLIFE INVESTORS INSURANCE COMPANY OF CALIFORNIA (“INSURANCE COMPANY”) on behalf of METLIFE INVESTORS VARIABLE ANNUITY ACCOUNT FIVE (the “Variable Account”), METLIFE INVESTORS GROUP, INC. (“MLIG”) and METLIFE INVESTORS DISTRIBUTION COMPANY (“PRINCIPAL UNDERWRITER”) as follows:

I

INSURANCE COMPANY proposes to issue and sell Individual Single and Flexible Purchase Payment Deferred Fixed and Variable Annuity Contracts (collectively the “Contracts”) to the public through MLIG and PRINCIPAL UNDERWRITER. The variable annuities will be offered through the Variable Account. The MLIG and PRINCIPAL UNDERWRITER agree to provide marketing and distribution services subject to the terms and conditions hereof. The variable Contracts to be offered are more fully described in the registration statements and prospectuses hereinafter mentioned.

II

INSURANCE COMPANY grants PRINCIPAL UNDERWRITER the exclusive right, during the term of this Agreement, subject to registration requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the provisions of the Securities Exchange Act of 1934, to be the distributor of the Contracts issued through the Variable Account. Fixed annuity Contracts will be distributed by MLIG and PRINCIPAL UNDERWRITER. MLIG and PRINCIPAL UNDERWRITER will sell the Contracts under such terms as set by INSURANCE COMPANY and will make such sales to purchasers permitted to buy such Contracts as specified in the prospectus.

III

MLIG and PRINCIPAL UNDERWRITER shall be compensated for their distribution services in such amount as to meet all of their respective obligations to selling broker dealers and insurance agencies with respect to all Purchase Payments accepted by INSURANCE COMPANY on the Contracts covered hereby. In addition, MLIG and PRINCIPAL UNDERWRITER shall receive the compensation set forth in the attached Exhibit A.

IV

On behalf of the Variable Account, INSURANCE COMPANY shall furnish PRINCIPAL UNDERWRITER with copies of all prospectuses, financial statements and other documents which PRINCIPAL UNDERWRITER reasonably requests for use in connection with the distribution of the variable Contracts. INSURANCE COMPANY shall provide to PRINCIPAL UNDERWRITER such number of copies of the current effective prospectuses as PRINCIPAL UNDERWRITER shall request.

V

MLIG and PRINCIPAL UNDERWRITER are not authorized to give any information or to make any representations concerning the Contracts or the Variable Account of INSURANCE COMPANY other than those contained in the current registration statements or prospectuses relating to the Variable Account filed with the Securities and Exchange Commission or such sales literature as may be authorized by INSURANCE COMPANY.

VI

Both parties to this Agreement agree to keep the necessary records as indicated by applicable state and federal law and to render the necessary assistance to one another for the accurate and timely preparation of such records.

VII

This Agreement shall be effective upon the execution hereof and will remain in effect unless terminated as hereinafter provided. This Agreement shall automatically be terminated in the event of its assignment by PRINCIPAL UNDERWRITER. This Agreement may at any time be terminated by any party hereto upon 60 days written notice to the other parties.

VIII

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by First Class Mail, Registered or Certified, postage prepaid and properly addressed.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized.

Effective as of the 1st day of January 2001

INSURANCE COMPANY

METLIFE INVESTORS INSURANCE COMPANY OF CALIFORNIA

	By:	/s/ James A. Shepherdson, III
James A. Shepherdson, III
Co-President
ATTEST:

/s/ Richard C.Pearson
PRINCIPAL UNDERWRITER

METLIFE INVESTORS DISTRIBUTION COMPANY

	By:	/s/ James A. Shepherdson, III
James A. Shepherdson, III
Co-President
ATTEST:

/s/ Richard C.Pearson
MLIG

METLIFE INVESTORS GROUP, INC

	By:	/s/ James A. Shepherdson, III
James A. Shepherdson, III
Co-President
ATTEST:

/s/ Richard C.Pearson

EXHIBIT A

1.	Variable Contracts: 175 basis points (1.75%) of Purchase Payments

2.	Fixed Contracts: 125 basis points (1.25%) of Purchase Payments.